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                                 July 29, 1997


                                                                     25383.75646



METRO NETWORKS, INC.
2800 Post Oak Boulevard
Suite 4000
Houston, Texas  77056


Ladies and Gentlemen:

        We are furnishing this opinion of counsel to Metro Networks, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about July 29, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 10,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, pursuant to the exercise of stock options issued to a non-employee director under a non-qualified stock option agreement between such individual and the Company.


        In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company and the form of Nonqualified Stock Option Agreement of the Company, and the originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes

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and other instruments and documents, as a basis for the opinions hereinafter expressed.

        Based upon our examination aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for upon exercise of options pursuant to the stock option agreement described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement.

                                                Very truly yours,

                                                /s/ Paul, Hastings, Janofsky &
                                                Walker LLP